UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2014

MFRI, INC.
(exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	0-18370 (Commission File Number)	36-3922969 (IRS Employer Identification No.)

7720 North Lehigh Avenue, Niles, Illinois 60714
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (847) 966-1000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

See Item 2.03 below.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 24, 2014, MFRI, Inc. (the "Registrant") entered into a Credit and Security Agreement by and among BMO Harris Bank, N.A., the Registrant, and its subsidiaries Midwesco Filter Resources, Inc., Perma-Pipe, Inc., TC Niles Corporation, TDC Filter Manufacturing, Inc., MM Niles Corporation, and Perma-Pipe Canada, Inc. (the "Credit Agreement"). Under the terms of the Credit Agreement, which matures on September 24, 2019, the Registrant can borrow up to $25,000,000, subject to borrowing base availability from secured domestic assets and other requirements, under a revolving line of credit. Interest rates vary based on the average availability in the preceding fiscal quarter and are: (a) a margin in effect plus a base rate, if below certain availability limits; or (b) a margin in effect plus the Eurodollar rate for the corresponding interest period. Upon execution of the Credit Agreement, the base rate was 3.25 percent and the margins added to the base rate and the Eurodollar rate were 0.0 and 1.50 percent respectively. The fee for any undrawn amount under the Credit Agreement is 0.2% per annum. The Registrant borrowed $16,167,702 under the revolving line of credit on September 24, 2014. The Credit Agreement replaces a secured loan agreement with a bank originally signed July 11, 2002, as amended, which had provided a revolving line of credit up to $25,000,000 ("Prior Loan Agreement"). The outstanding amount under the Prior Loan Agreement was paid off in full. The Registrant believes that the new Credit Agreement will provide it with lower overall costs and improved flexibility for investments in and loans to foreign subsidiaries.

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The statements and certain other information contained in this report, which can be identified by the use of forward-looking terminology such as "may," "will," "expect," "continue," "remains," "intend," "aim," "towards," "should," "prospects," "could," "future," "potential," "believes," "plans," "likely," "anticipate," "position," and "probable," or the negative thereof or other variations thereon or comparable terminology, constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. These statements should be considered as subject to the many risks and uncertainties that exist in the Company's operations and business environment. Such risks and uncertainties could cause actual results to differ materially from those projected. These uncertainties include, but are not limited to, economic conditions, market demand and pricing, competitive and cost factors, and other risk factors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: September 25, 2014	MFRI, INC. By: /s/ Karl J. Schmidt
Karl J. Schmidt
Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)